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                                                                   Exhibit 10.23

                    Golfsmith 2004 Management Incentive Plan
                                  ("2004 MIP")

1. Eligible Employees - In order to participate in the 2004 MIP, an employee must (a) be a full-time, salaried employee; (b) have been actively employed for ninety (90) consecutive days during Fiscal 2004; and (c) be actively employed by Golfsmith on the date that incentive awards are paid out ("Eligible Employee").

     An employee who has received a termination warning within three (3) months prior to a date that an incentive award is paid out is not an Eligible Employee and will not receive an incentive award for the applicable Measurement Period.

     An Eligible Employee who is employed for part of Fiscal 2004 will receive a pro rata portion of any incentive award based on their length of service during Fiscal 2004.

2.   Measurement Periods - There are three measurement periods for the 2004
     MIP:
         January 4, 2004 through July 3, 2004 ("Spring 2004") July 4, 2004 through January 1, 2005 ("Fall 2004") January 4, 2004 through January 1, 2005 ("Fiscal 2004")

3. Targets - Financial targets have been developed for each Measurement Period and have been approved by the Compensation Committee of Golfsmith ("Targets"). Those targets are set forth on the attached Exhibit A. The financial targets will be determined by audited actual results achieved by Golfsmith ("Audited Results").

4. Incentive Awards - If Golfsmith meets or exceeds applicable Targets for a Measurement Period and the 2004 MIP requirements are met, incentive awards for that Measurement Period will be paid to Eligible Employees within ninety (90) days following the end of the applicable Measurement Period. Each Eligible Employee's incentive award will be calculated based on the Eligible Employee's annual compensation ("Award Percentage") and Audited Results for the applicable Measurement Period as shown on the attached Exhibit B. In the event an Eligible Employee's annual compensation changes during Fiscal 2004, such employee's incentive award(s) will be based on the weighted average of the employee's previous and current annual compensation as well as the weighted average of the corresponding Award Percentage for each position held, weighted by the amount of time spent at each level.

5. Changes to the 2004 MIP - The 2004 MIP may be revised, replace and/or cancelled at any time in writing by the CEO or Board of Directors of Golfsmith.